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 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2000

                                                 REGISTRATION NO. 333-50516
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                ---------------

                      POST EFFECTIVE AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           NEWMONT MINING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    1041                    13-2526632
    (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

         1700 LINCOLN STREET                    TIMOTHY J. SCHMITT, ESQ.
        DENVER, COLORADO 80203                 NEWMONT MINING CORPORATION
            (303) 863-7414               1700 LINCOLN STREET, DENVER, COLORADO
   (ADDRESS AND TELEPHONE NUMBER OF                      80203
   REGISTRANT'S PRINCIPAL EXECUTIVE                  (303) 863-7414
               OFFICES)                   (NAME, ADDRESS AND TELEPHONE NUMBER
                                                 OF AGENT FOR SERVICE)

                                   COPIES TO:
  DAVID A. KATZ, ESQ.       GREG V. ETTER, ESQ.      ROBERT B. SCHUMER, ESQ.
WACHTELL, LIPTON, ROSEN      VICE PRESIDENT AND       PAUL, WEISS, RIFKIND,
         & KATZ               GENERAL COUNSEL           WHARTON & GARRISON
  51 WEST 52ND STREET       BATTLE MOUNTAIN GOLD        1285 AVENUE OF THE
   NEW YORK, NEW YORK             COMPANY                    AMERICAS
         10019             333 CLAY STREET, STE.        NEW YORK, NEW YORK
     (212) 403-1000                 4200                      10019
                            HOUSTON, TEXAS 77002          (212) 373-3000
                               (713) 650-6400

                                ---------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-50516

                                ---------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON DECEMBER 1, 2000.

                                          Newmont Mining Corporation

                                                             *
                                          By: _________________________________
                                                      RONALD C. CAMBRE
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 1, 2000 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 *                     Chairman and Chief
______________________________________  Executive Officer
           RONALD C. CAMBRE             (Principal Executive
                                        Officer)

                 *                     Senior Vice President and
______________________________________  Chief Financial Officer
           BRUCE D. HANSEN              (Principal Financial
                                        Officer)

                 *                     Vice President and
______________________________________  Controller
           LINDA K. WHEELER             (Principal Accounting
                                        Officer)

VINCENT A. CALCARCO             ROBIN A. PLUMBRIDGE
RONALD C. CAMBRE                ROBERT H. QUENON
JAMES T. CURRY, JR.             MOEEN A. QURESHI                  Board of
LEO I. HIGDON, JR.              MICHAEL K. REILLY                 Directors*
ROBERT J. MILLER                JAMES V. TARANIK
WAYNE W. MURDY                  WILLIAM I. M. TURNER, JR.
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* Timothy J. Schmitt, by signing his name hereto, does hereby sign this document on behalf of each of the directors and officers named above pursuant to powers of attorney duly executed by such persons.

                                                /s/ Timothy J. Schmitt
                                          By: _________________________________
                                                     TIMOTHY J. SCHMITT
                                                      ATTORNEY-IN-FACT

                                      II-5
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                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
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
  2.1    Agreement and Plan of Merger, dated as of June 21, 2000, by and between Battle Mountain Gold Company, Newmont Mining Corporation and
         Bounty Merger Corp. included as Appendix A to the accompanying proxy statement/prospectus.*


  2.2    Arrangement Agreement, dated June 21, 2000 by and among Newmont Mining
         Corporation, Bounty Merger Corp., Battle Mountain Gold Company and
         Battle Mountain Canada Ltd. included as Appendix B to the accompanying proxy statement/prospectus.*

  3.1    Restated Certificate of Incorporation, incorporated by reference to
         Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended by the Certificate of Designations referenced in Exhibit 4.2.

  3.2    By-Laws, incorporated by reference to Exhibit 3(b) to the Registrant's
         Form 8-K filed on September 6, 2000.


  4.1    Form of Certificate of Designations of $3.25 Convertible Preferred
         Stock of Newmont Mining Corporation included as Appendix D to the accompanying proxy statement/prospectus.*

  4.2 Rights Agreement, dated as of August 31, 2000, between the Registrant and ChaseMellon Shareholder Services LLC, as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior
         Participating Preferred Stock as Exhibit A, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on September 6, 2000.

  5.1    Opinion of White & Case LLP.*


  8.1    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain
         United States federal income tax matters.*


 23.1    Consent of Arthur Andersen LLP.*


 23.2(a) Consent of PricewaterhouseCoopers LLP (Battle Mountain Gold Company).*


 23.2(b) Consent of PricewaterhouseCoopers (Lihir Gold Limited).*


 23.3 Consent of White & Case LLP regarding its opinion on authorization of shares (included in Exhibit 5.1).*


 24.1    Powers of Attorney.*


 99.1    Form of Proxy.*


 99.2    Consent of CIBC World Markets Corp.*

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* Previously filed.